Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM S-8

(Form Type)

Tevogen Bio Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table I: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $.0.0001 per share	Rule 457(c) and 457(h)	20,651,046	(3)	0.7751	(4)	$16,006,625.75	0.00014760	$2,362.58
Equity	Common Stock, par value $.0.0001 per share	Rule 457(c) and 457(h)	484,810	(3)(5)	$0.7751	(4)	$375,776.23	0.00014760	$55.47
Total Offering Amounts							$16,382,401.99		$2,418.05
Total Fee Offsets									$2,418.05
Net Fee Due									$0.00

(1)	Pursuant to Rule 429 (“Rule 429”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus delivered to participants in the Tevogen Bio Holdings Inc. 2024 Omnibus Incentive Plan (the “Plan”) in accordance with this registration statement on Form S-8 (this “Registration Statement”) also relates to 10,900,120 shares (the “Previously Registered Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of Tevogen Bio Holdings Inc. (the “Company”) originally registered pursuant to the registration statement on Form S–4 (File No. 333-274519) that was originally filed with the Securities and Exchange Commission (“SEC”) on September 14, 2023 (as amended, the “Prior Registration Statement”). No registration fee is payable for the Previously Registered Shares because the Previously Registered Shares are transferred from the Prior Registration Statement to this Registration Statement pursuant to Rule 429.
(2)	Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee.
(3)	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers any additional shares of Common Stock that may become issuable in respect of the securities identified in the table above by reason of any stock dividend, stock split, recapitalization, merger, consolidation, reorganization, or other similar transaction that results in an increase in the number of outstanding shares of Common Stock.
(4)	Estimated pursuant to Rules 457(c) and (h) under the Securities Act solely for the purposes of calculating the amount of the registration fee, based on the average of the high and low sales prices of the Common Stock reported on the Nasdaq Stock Market on June 5, 2024.
(5)	Consists of Common Stock to be issued upon the vesting and settlement of restricted stock units that were granted under the Plan to the Selling Securityholders (as identified in the Reoffer Prospectus contained within this Registration Statement) prior to the filing of this Registration Statement. These shares are being offered for resale by the Selling Securityholders named in the prospectus included in and filed with this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	—	—	—	—	—	—		—	—	—	—	—
Fee Offset Sources	—	—	—	—	—	—		—	—	—	—	—
Rule 457(p)
Fee Offset Claims(1)	Semper Paratus Acquisition Corporation	S-4	333-274519	September 14, 2023		$2,418.05	(1)	Equity	Common Stock, par value $.0.0001 per share	2,046,864	$21,942,377.50
Fee Offset Sources(1)	Semper Paratus Acquisition Corporation	S-4	333-274519		September 14, 2023							2,418.05	(1)(2)

(1)	The applicable offering under the Prior Registration Statement has been completed and the shares under the Unsold Securities Associated with Fee Offset Claimed column in Table 2 were not sold thereunder.
(2)	Pursuant to Rule 457(p) under the Securities Act, the Company hereby offsets the total registration fee due under this Registration Statement of $2,418.05 from the fees previously paid in connection with the Prior Registration Statement.